Exhibit 10.3

BY HAND

August 3, 2011

Mr. Shaun D. Lynn

Dear Shaun:

I write on behalf of BGC Brokers L.P. (the “Employer”) in connection with your contract of employment (including any terms and conditions attached thereto), dated March 31, 2008 and as further amended thereafter (the “Contract”). Capitalized terms not otherwise defined herein or incorporated by reference shall have the meanings ascribed to them in the Contract.

For good and valuable consideration, the undersigned parties herby agree to amend the Contract as set forth below, effective August 3, 2011.

Section 6 (e) shall be amended and restated to read in its entirety as follows:

(e) In each case, unless otherwise provided in the applicable award agreement, all of your stock options, restricted stock units, and other awards based on shares of BGC Partners, Inc.’s Class A Common Stock shall vest in full and become immediately exercisable, and all partnership units in BGC Holdings, L.P., including founding partner units, REUs, PSUs, PSIs and any other units you may hold, shall, if applicable, vest in full and be granted immediately exchangeable exchange rights for shares of BGC Partners, Inc.’s Class A Common Stock (including any such awards or units issued to you in connection with or related to a Change of Control). You will also receive welfare benefit continuation for two years and a pro rata bonus for the year of termination.

The undersigned agrees that the undersigned has not relied on any oral or written statements by any person in connection with this letter amendment. This letter amendment supersedes all other representations and descriptions, oral or written, and all other communications between the parties relating to the subject matter of this letter amendment. Other than as stated herein, all other terms and conditions of your employment remain as set out in the Contract and any amendments thereto (including but not limited to this letter amendment).

This letter amendment may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one agreement. Each such counterpart signature may be delivered via telecopier or email.

Yours sincerely,

/s/ Howard W. Lutnick

Howard W. Lutnick

For and on behalf of BGC Partners, Inc. and BGC Brokers L.P.

I agree to the terms set out above:

/s/ Shaun D. Lynn	August 3, 2011
Shaun D. Lynn	Date

[Signature page to Amendment to Shawn Lynn Employment Agreement dated August 3, 2011]